                                 CODE OF ETHICS

                                       OF


                        SANFORD C. BERNSTEIN & CO., INC.











                                                        EFFECTIVE APRIL, 2000

                                 TABLE OF CONTENTS


GENERAL PRINCIPLES...............................................................................................1

PERSONAL TRADING RULES...........................................................................................2

         You May Trade Only at Bernstein.........................................................................2
                  General Statement of Policy....................................................................2
                  Outside Accounts Must Be Transferred To Bernstein..............................................3
                  Initial Disclosure Upon Commencing Employment..................................................3
                  Outside Trades Permitted Only in Very Limited Circumstances....................................4
                  Heightened Disclosure Requirements For Outside Accounts........................................5

         Pre-Approval Required For All Trades By All Staff Members...............................................6

                  General Statement of Policy....................................................................6

                  Steps in the Pre-Approval Process..............................................................6
                           Step One:  Order Ticket / Memo Request................................................7
                           Step Two:  Approval by Your Supervisor or Other Authorized Person.....................7
                           Step Three:  Approval of Trading Desk.................................................8
                                    Exception:  Trades in Authorized Outside Accounts............................8

                  Our Trading Desk Will Not Permit You to Trade Ahead of Clients.................................9
                           General Statement of Policy...........................................................9
                           Limited Exception.....................................................................9

                  Other Reasons For Trading Desk Disapproval....................................................10

         Prohibition Against Insider Trading....................................................................11

         Restrictions On Participating In:
                  IPOs..........................................................................................12
                  Private Securities Transactions and Other
                  Investment Opportunities of Limited Availability..............................................12

         No Short-Term Trading..................................................................................13

         Special Restrictions For:
                  Decisionmakers................................................................................14
                  Others with Access to Decisions...............................................................14



         Contrary Trading Restrictions For Members of:
                  Investment Policy Groups......................................................................15

                  Global Equity Portfolio Management Department.................................................15
                           (Including All Domestic and International Equity Portfolio
                           Management Groups and Investment Management Trading).................................15

                  Investment Management Research Department.....................................................15
                           (Including All Domestic and International Equity
                           Research Departments)................................................................15

                  Fixed Income Department.......................................................................15

         Other Special Restrictions For:
                  Investment Management Research Analysts.......................................................16
                  Investment Management Research Associates.....................................................16
                  Fixed Income Staff Performing Research........................................................16

         Special Restrictions For:
                  Institutional Research Analysts...............................................................17
                  Institutional Research Associates.............................................................17

         Other Special Restrictions Imposed By Your Department..................................................18

OTHER CONDUCT RULES.............................................................................................19

         Gifts..................................................................................................19
                  Gifts Received By Staff Members...............................................................19
                  Entertaining Clients..........................................................................19
                  Gifts Given By Staff Members..................................................................20
                  Compensation to Certain Employees of Others...................................................20

         Financial Interest.....................................................................................21

         Awarding Contracts.....................................................................................21

         Outside Directorships & Officerships and Other Outside Activities......................................22

         No Recommendation or Sale of Products Other Than Bernstein Products....................................22



                                       ii


         Proprietary Information................................................................................23
                  Identity of Companies on Our Restricted Lists.................................................23
                  Clients'Proprietary Information...............................................................23
                  Our Research..................................................................................23
                  Other.........................................................................................23

         Rumors.................................................................................................24

         Communication With Clients & the Public................................................................24

         Reportable Events Involving Staff Members..............................................................25

ADMINISTRATION..................................................................................................26

         Annual Report and Certification........................................................................26

         Ongoing Supervisory Oversight..........................................................................26

         Education & Training...................................................................................26

         Reporting of Violations................................................................................26

SANCTIONS.......................................................................................................27

OVERSIGHT BY BOARD OF DIRECTORS.................................................................................28

         Establishment and Oversight of This Code...............................................................28

         Our Annual Report and Certification to the Board.......................................................28

RECORD-KEEPING..................................................................................................29

         The Legal Department is Responsible For:...............................................................29

         The Brokerage Operations Department is Responsible For:................................................30



                               GENERAL PRINCIPLES




         This Code of Ethics is based on the following general principles that will govern your conduct while a member of the Bernstein staff:





       -  YOU MUST PLACE THE INTERESTS OF OUR CLIENTS FIRST;


       - YOU MUST CONDUCT YOUR PERSONAL SECURITIES AND COMMODITIES TRANSACTIONS AND PERFORM YOUR JOB DUTIES IN KEEPING WITH THIS CODE OF ETHICS AND IN A MANNER SO AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICTS OF INTEREST OR ANY ABUSE OF YOUR POSITION OF TRUST AND RESPONSIBILITY;


       -  YOU MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF YOUR POSITION WITH OUR
          FIRM;


       - YOU MUST COMPLY WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS, AND MAKE A GOOD FAITH EFFORT TO COMPLY WITH THE SPIRIT AND INTENT OF ALL SUCH LAWS, RULES AND REGULATIONS; AND


       - YOU MUST COMPLY WITH ALL OTHER POLICIES AND PROCEDURES OF OUR FIRM, SUCH AS THOSE IN OUR COMPLIANCE MANUAL AND IN BERNSTEIN & YOU, OUR EMPLOYEE HANDBOOK.




         For purposes of this Code, we use the term "client" to include all institutional brokerage, investment advisory and investment management clients of Bernstein, including each portfolio of the Sanford C. Bernstein Fund, Inc. and any other investment company for which we provide investment management services.

         When we refer to "you" in this Code and "your" obligations to abide by this Code's personal trading restrictions, we also mean any other person, including your spouse or other family member, whose investment decisions you control or influence.

IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
   QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR THE LEGAL DEPARTMENT.

                             PERSONAL TRADING RULES





YOU MAY TRADE ONLY AT BERNSTEIN


         GENERAL STATEMENT OF POLICY

         In order to monitor adherence to the trading rules described in this Code of Ethics, we require you to maintain at Bernstein all of your securities accounts and the accounts that you control, and we restrict you from controlling or influencing any securities or commodities trades outside Bernstein without our special permission. This means, for example:


        - Your securities (including options) accounts must be here;

        - The securities accounts of your spouse and other immediate family members sharing your household must be here if you control the selection of investments for those accounts;

        - You must obtain approval from the firm to maintain a commodities account with a futures commission merchant;

        - You may not control or influence any securities or commodities trade outside Bernstein without our permission;

        - Your IRA or 401(k) account must be here if you can control the selection of particular stocks for the account;

        - You may not trade securities "online;"

        - You may not participate directly or indirectly in any investment club in which members pool their funds and invest;

        - If you have a financial interest in a trust, and you control the selection of securities for the trust, the trust account must be here; and

        - The accounts of charities must be here if you control the selection of investments for those accounts.

   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

         OUTSIDE ACCOUNTS MUST BE TRANSFERRED TO BERNSTEIN

         Beginning on your first day as our staff member, you may not control or influence the trading of securities or commodities in any outside account. You must transfer to us all outside accounts as soon as possible unless we give you permission to maintain the accounts outside Bernstein (as explained on the next page). You can obtain from the Legal Department the forms for transferring accounts and for opening accounts at Bernstein.



         INITIAL DISCLOSURE UPON COMMENCING EMPLOYMENT

         In order for us to monitor and facilitate your transfer of accounts to us and to otherwise help us to implement this Code, you must report to us within 10 days of joining our firm the information described below. The Personnel Department will provide you with the forms for making this report.

       - Information about all securities and commodities accounts you control or influence (including accounts with brokers, dealers, banks or mutual fund companies). You will need to attach the most recent account statements.

       - Information about stock certificates you hold.


       - Information about all private placements, limited partnership interests and other private investments that you control or influence.

       - Information about all positions you hold as an employee, officer or director of any business organization outside Bernstein.



   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

         OUTSIDE TRADES PERMITTED ONLY IN VERY LIMITED CIRCUMSTANCES

         We may, in our sole discretion, approve the following requests to execute trades outside Bernstein:

            - You want to trade commodities (such as futures). Since we do not provide those services, we might allow you to maintain an outside account for this type of trading, but you will need to obtain our permission before each trade in accordance with procedures established by the Legal Department.

            - You want to maintain elsewhere a managed account (also known as a discretionary account) in which an investment manager or other fiduciary has the authority to make trading decisions on your behalf. In reviewing your request to maintain an outside managed account, we might ask for written confirmation that you have no power to choose or recommend securities to trade for the account. Requests of this type from principals or shareholders of Bernstein are generally denied.

            - You want to hold or trade mutual funds outside Bernstein. If you hold the mutual fund account directly with a mutual fund company and without utilizing the services of a broker, you will simply need to report the account to our Legal Department on a form that we will supply to you. If you hold the mutual funds in a brokerage account, we may approve your request if you agree not to trade anything other than mutual funds in the account.

            - You have stock options  granted to you by a former  employer under an employee stock option plan. The employer may have a program in place to facilitate your exercise of options through a broker other than Bernstein, and you want to participate in that program.

            - You have a dividend reinvestment plan that you opened directly with an issuer and not through a brokerage account. You want to maintain that plan. You may simply need to report the plan to our Legal Department on a form that we will supply to you. However, you will need to seek our permission before selling the securities.

            - You have a 401(k) plan through your former employer. You have the ability to choose certain funds for investment, for example a "balanced fund," or a "growth fund." You do not have the ability to choose a "self-directed" option or otherwise to choose particular securities in which to invest.

            - You want to purchase Treasury Notes, Treasury Bonds or Treasury
              Bills directly from (or sell directly to) the Federal Reserve Bank, or you want to hold certificates of deposit ("CDs") at a bank. These do not fall within the definition of "securities" for purposes of this Code.

            - You want to participate in a private placement. You will need to seek our approval in accordance with the policy described on page 12 of this Code. If and when the issuer later becomes a public company, you will need to transfer your investment to a brokerage account at Bernstein if you wish to sell it.



   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

         HEIGHTENED DISCLOSURE REQUIREMENTS FOR OUTSIDE ACCOUNTS


         For any securities or commodities accounts we give you permission to maintain, control or influence outside of Bernstein, you must arrange for a copy of the confirmation of each transaction and a copy of each monthly statement to be provided promptly to our Legal Department. (The only exception is for mutual funds held directly with a mutual fund company and not purchased utilizing the services of a broker). Whenever possible, you must arrange for these copies to be sent directly by the other firm where the account is held.



   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

PRE-APPROVAL REQUIRED FOR ALL TRADES BY ALL STAFF MEMBERS


         GENERAL STATEMENT OF POLICY

         Each time you want to place a securities or commodities trade in an account you control or influence (whether at Bernstein or outside of Bernstein as permitted by the Legal Department), you will first need to obtain our permission in accordance with the three-step set of procedures described below. These procedures do NOT apply to:

       - trades in open-end mutual fund shares;

       - non-volitional trading (for example: stocks splits or dividend reinvestment plans); or

       - trades in managed accounts in which Bernstein or another investment manager is selecting securities or commodities to trade.

         We will disapprove your trade in our sole discretion if we believe that it would violate this Code, that the frequency or nature of your trading activity may distract you from your job responsibilities, or that the trade may otherwise be inappropriate or may raise the appearance of a possible conflict of interest.


         STEPS IN THE PRE-APPROVAL PROCESS

         You will need to take three steps in order to place a typical trade. The three steps are summarized in the chart below, and each step is explained on the following pages. Other pre-approval requirements will apply if you are seeking to trade options or if you are seeking to participate in an investment opportunity of limited availability.



                                    [Chart]


         Step One:   Complete Order Ticket/ Memo Request
         --------
         Step Two:   Obtain Approval by Supervisor or Other Authorized Person
         --------
         Step Three: Obtain Approval of Trading Desk
         ----------


   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

PERSONAL TRADING RULES - PRE-APPROVAL REQUIRED FOR ALL TRADES BY ALL STAFF MEMBERS (CONTINUED)



         STEP ONE:  ORDER TICKET / MEMO REQUEST

         Before placing a securities trade AT BERNSTEIN, you will need to fill out a trade order ticket. You can obtain these tickets from the Legal Department or the trading desk. From time to time, we will distribute instructions for filling out the trade order ticket.

         Before placing a securities or commodities trade OUTSIDE BERNSTEIN (in the limited circumstances where outside trading is permitted), you will need to describe the proposed trade in a written memo. You can obtain a form of memoranda from the Legal Department.

         STEP TWO:  APPROVAL BY YOUR SUPERVISOR OR OTHER AUTHORIZED PERSON

         You must take your trade order ticket (or your memo, in the case of trades in authorized outside accounts) to your supervisor or other person authorized to approve trades. The Legal Department will maintain and distribute periodically a current list of supervisors and other persons who have authority to approve personal trades. That person must place his or her initials and the date on the order ticket (or memo) to document the appropriate approval.

         Approval to conduct a personal trade will remain effective only for the day in which it is granted. If you fail or decline to complete the trade that day for any reason (including that the trading desk holds your order pending a client transaction), you must obtain a new approval to place the trade on another day.



   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

PERSONAL TRADING RULES - PRE-APPROVAL REQUIRED FOR ALL TRADES BY ALL STAFF MEMBERS (CONTINUED)




         STEP THREE:  APPROVAL OF TRADING DESK

         After you have obtained approval from your supervisor or other authorized person to place a trade, you will still need to obtain the approval of our trading desk. From time to time, we will distribute procedures for obtaining trading desk approval. The trading desk, if it approves your proposed transaction, will place the trade for you, and we will send you a confirmation in the mail.



                  EXCEPTION:  TRADES IN AUTHORIZED OUTSIDE ACCOUNTS

                  The only exception is for trades in authorized outside accounts such as commodities accounts. For these outside trades, you will need to bring your memo (reflecting the approval of your supervisor or other authorized person) to the Legal Department before you place the trade outside. The Legal Department will obtain any additional approvals required and will retain a copy of your memorandum.





   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

PERSONAL TRADING RULES - PRE-APPROVAL REQUIRED FOR ALL TRADES BY ALL STAFF MEMBERS (CONTINUED)



         OUR TRADING DESK WILL NOT PERMIT YOU TO TRADE AHEAD OF CLIENTS

                  GENERAL STATEMENT OF POLICY

                  In order to minimize the potential for conflicts of interest between you and our clients, our trading desks will not permit you to trade under the following circumstances:

       - Related client orders are pending; or

       - A large volume of client orders is forthcoming (e.g., the security is listed as a "priority purchase," "priority sale," "trim" or "established tax trade").

Under certain circumstances, your trade might be delayed for several days or even weeks until the pending or anticipated client orders are completed.

                  LIMITED EXCEPTION

                  Our trading desk may grant you an exception under the circumstances set forth below. This exception will not be available to you if you are a member of the Fixed Income Department (with respect to fixed income trades), or if you are a member of an equity IPG or any Equity Portfolio Management Department, including Investment Management Trading (with respect to equity trades).

         - Your trade involves a relatively insignificant number of shares, typically less than 500 shares or securities convertible into less than 500 shares, or less than 25 bonds or securities convertible into less than 25 bonds;

                      AND

         - The security you are seeking to buy is not part of a large buy program for client accounts, or the security you are seeking to sell is not part of a large sell program for client accounts;

                      AND

         - Clients are waiting for a better price before trading. For equities, pending client orders typically must be awaiting prices that differ from the market price by at least a 1/2 point. For fixed income securities, pending client orders typically must be awaiting prices that differ from the market price by at least 10 basis points in yield.


   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

PERSONAL TRADING RULES - PRE-APPROVAL REQUIRED FOR ALL TRADES BY ALL STAFF MEMBERS (CONTINUED)







         OTHER REASONS FOR TRADING DESK DISAPPROVAL

         In addition, our trading desks will not permit you to trade if, for example:

            - Our firm has agreed to participate in the underwriting for new securities of an issuer and your order is for securities of that issuer.

            - Our Institutional Research Department is initiating research coverage of a company or has reached a research recommendation about the company that has not yet been disseminated, and you want to trade securities related to that company.

            - Our Institutional Research Department has just disseminated a research report initiating coverage of a company or changing a recommendation regarding a company, and you want to trade securities related to that company. Our trading desks will not execute for you any personal trades relating to that company until 48 hours following the dissemination of our research.

            - You want to buy a security that our firm has purchased for clients. It is a security that our firm still would want to purchase for clients but cannot do so because of regulatory or policy restrictions limiting the ownership interest in an issuer that we can acquire for ourselves or our clients.

         Moreover, our trading desks may from time to time establish rules for employee personal trading designed to ensure that we do not divert to our employees the resources needed to serve our clients. For example, our trading desk may prohibit personal trading by staff members during certain times of the day during which the desk tends to be particularly busy with client trades.


   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

PROHIBITION AGAINST INSIDER TRADING



         The securities laws and our policies prohibit persons or entities from acting on inside information, in other words information that is "material" and "nonpublic." Information may be material and nonpublic if there is a substantial likelihood that a reasonable investor would consider the information important in making his or her investment decision and the information is not generally available to ordinary investors in the marketplace. The information may come from the company itself, or may come from other sources such as investment bankers.

            - You may not trade while in possession of inside information. This is true regardless of how you learned about the information.

            - If you believe that you have received inside information, you must immediately cease contact with the source and consult an attorney in the Legal Department. You must not communicate the inside information to your supervisor, to anyone in the Portfolio Management Department, or to anyone other than attorneys in the Legal Department. The Legal Department will determine whether and to what extent we should impose trading restrictions on you and/or us. Also, you should speak with the Legal Department if you believe that other staff members have communicated or traded upon inside information. The Legal Department, to the extent practicable, will keep your identity confidential in any resulting investigation.

            - While in possession of inside information, you may not recommend the purchase or sale of a security to our firm or to any other individual or entity. You also may not make any comment that could be construed as a recommendation to purchase or sell the security, or take any other action with respect to that security.

            - In the course of our syndicate activities, meaning where the Firm has agreed to participate in an underwriting, we may come into possession of inside information regarding a company issuing or planning to issue securities. On those occasions, the Syndicate Department must establish a "Chinese Wall," which is the name given to procedures designed to prevent the disclosure of such information to other departments of our Firm. Our Compliance Manual sets forth our Chinese Wall procedures. If you are a member of the Syndicate Department or are otherwise instructed by the Legal Department to create a Chinese Wall, you must familiarize yourself with these procedures.


   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

RESTRICTIONS ON PARTICIPATING IN:
|X|      IPOS
|X| PRIVATE SECURITIES TRANSACTIONS AND OTHER INVESTMENT OPPORTUNITIES OF LIMITED AVAILABILITY

         You must obtain the approval of your supervisor and the Legal Department before you directly or indirectly participate in either of the following activities:

            - INITIAL PUBLIC OFFERINGS. In order to ensure our firm's compliance with NASD rules, we prohibit our staff members from directly or indirectly acquiring an interest in an IPO except under very limited circumstances. For example, if you hold a passbook savings account at a savings & loan, our Legal Department might permit you (subject to certain conditions) to participate as an account holder in a conversion of the savings & loan to a public company, so long as our firm is not participating in the conversion.

            - LIMITED OFFERINGS. This includes any private securities
              transaction or other investment opportunity of limited availability, including new offerings or other investments not registered with the SEC (for example private real estate limited partnerships, investments in family-owned businesses and hedge fund investments). In responding to these requests, we will consider, among other things, whether your investment is passive, whether the investment opportunity should be reserved for our clients, and whether the opportunity is being offered to you by virtue of your position here.

         You can obtain from the Legal Department forms for requesting approval. The Legal Department and your supervisor will approve or disapprove your request in their discretion.

         BERNSTEIN PRINCIPALS AND SHAREHOLDERS SHOULD CONSULT THEIR PRINCIPALS' AGREEMENT AND SHAREHOLDERS' AGREEMENT RESPECTIVELY FOR ADDITIONAL RESTRICTIONS.




   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

NO SHORT-TERM TRADING

          - You may not buy a security if you have sold the same or equivalent security within the prior thirty (30) calendar days.

          - You may not sell a security if you have bought the same or equivalent security within the prior thirty (30) calendar days.

          - This rule does not apply to Treasuries or derivatives on Treasuries, although even for this limited category of securities you may not trade on an intra-day basis.

          - Exemptions from this rule will be granted only in rare instances, such as in cases of financial hardship. To obtain an exemption, you must make a written request for approval from your supervisor and the Legal Department.

          - If you profit from a short-term trade in violation of this section, you will be required to disgorge your profits to charity.



   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

SPECIAL RESTRICTIONS FOR:
|X|      DECISIONMAKERS
|X|      OTHERS WITH ACCESS TO DECISIONS

- INVESTMENT MANAGEMENT. You may not trade in a security if you participate in, or have reason to know about, our firm's consideration of the security for the accounts of our investment management clients. This restriction will continue throughout the implementation of any resulting major buy or sell program. The following examples illustrate this policy:

                    - You are seriously considering recommending a security to our applicable investment policy group ("IPG") for purchase or sale for clients' accounts, or you are a member of an IPG where discussions of such a recommendation are taking place. You may not trade in the security. You may trade, if otherwise consistent with this Code, only after the IPG has considered and rejected your recommendation, or after the IPG has accepted your recommendation and client orders have been completed.

                    - You know (for example, because you overheard a
                      conversation) that our firm intends in the reasonably foreseeable future to place orders to purchase a security for our clients' accounts. You may not purchase the security. You may trade, if otherwise consistent with this Code, only after we have decided not to purchase the security for clients, or after all client orders have been filled.

         Moreover, you must disclose to the chairperson of the applicable
         IPG any of your direct or indirect holdings in a security when you are participating in our firm's determination of whether to buy or sell the security for our clients.

- INSTITUTIONAL SERVICES. You may not trade in a security if you have reason to know that our firm is intending to recommend the security to clients of our institutional services business, or that any of those clients are intending in the reasonably foreseeable future to place orders in the security. The following examples illustrate this policy:

                    - You become aware of a forthcoming research recommendation of an institutional research analyst prior to its dissemination (whether with respect to initiating coverage or to changing a previously-issued recommendation). You may not trade in that security until 48 hours after the research report has been disseminated.

                    - You learn that a client of our institutional services
                      business intends to place an order to purchase a security. You may not trade in the security until the client's orders have been filled.



   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

CONTRARY TRADING RESTRICTIONS FOR MEMBERS OF:
|X|      INVESTMENT POLICY GROUPS
|X|      GLOBAL EQUITY PORTFOLIO MANAGEMENT DEPARTMENT
         (INCLUDING ALL DOMESTIC AND INTERNATIONAL EQUITY PORTFOLIO MANAGEMENT GROUPS AND INVESTMENT MANAGEMENT TRADING)
|X|      INVESTMENT MANAGEMENT RESEARCH DEPARTMENT
         (INCLUDING ALL DOMESTIC AND INTERNATIONAL EQUITY RESEARCH DEPARTMENTS)
|X|      FIXED INCOME DEPARTMENT


- GENERAL STATEMENT OF POLICY. If you work in one of these areas, you may not make any trades that are contrary to the action our firm is taking, or is contemplating taking in the reasonably foreseeable future, for our managed accounts in that area. There is only one exception - if we are holding a stock for clients solely for purposes of diversification to control the portfolio's tracking error versus its benchmark index, then the contrary trading policy would not restrict you from selling the stock.

- ILLUSTRATIONS OF POLICY. For example, if our firm is buying or holding a fixed income security for clients' accounts, then you may not sell the security if you are a member of the fixed income department or you serve as a member of an investment policy group that encompasses fixed income securities. Similarly, if our firm has just completed a sell program for an equity security, you may not buy the security if you are a member of the Global Equity Portfolio Management Department or Investment Management Research Department, or if you serve as a member of an investment policy group that encompasses equity securities. Generally, staff member purchases more than seven (7) days after we have completed our sell program for clients will not be considered contrary trading under this policy.

- EXEMPTIONS. To obtain an exemption from this policy, you will need the written approval of your supervisor and the Legal Department, which may consider such factors as the length of your holding period, the size of your holding in absolute terms and relative to your other holdings, and the reasons for the proposed trade.



   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

OTHER SPECIAL RESTRICTIONS FOR:
|X|      INVESTMENT MANAGEMENT RESEARCH ANALYSTS
|X|      INVESTMENT MANAGEMENT RESEARCH ASSOCIATES
|X|      FIXED INCOME STAFF PERFORMING RESEARCH


- If you are a staff member in one of these positions, you must sell all holdings in a security upon your initiation of research coverage of that security or before otherwise recommending the security for purchase for managed accounts. The Director of Investment Management Research, or the Chief Investment Officer or Director of Global Fixed Income Investments (as applicable), may grant discretionary exceptions to this policy (in consultation with the Legal Department) based on factors including:

       - the length of time since your last purchase of the security,

       - your intent regarding future holding of the security,

       - reasons for your original purchase,

       - the liquidity, capitalization and volatility of the security, and

       - the size of your holding (in both absolute terms and relative to your overall portfolio).

We might condition an exception on your agreement to hold the security until our clients have sold it.

- You may not trade options of any kind in securities you cover.

- You may not "short" securities you cover.



   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

SPECIAL RESTRICTIONS FOR:
|X|      INSTITUTIONAL RESEARCH ANALYSTS
|X|      INSTITUTIONAL RESEARCH ASSOCIATES

- You must sell all holdings in a security upon your initiation of research coverage of that security. In other words, you may not recommend purchase of a security that you hold. The applicable Director of Institutional Research may grant discretionary exceptions to this policy (in consultation with the Legal Department) based on factors including:

         - the length of time since your last purchase of the security,
         - your intent regarding future holding of the security,
         - reasons for your original purchase,
         - the liquidity, capitalization and volatility of the security, and
         - the size of your holding (in both absolute terms and relative to your overall portfolio).

  The Director might condition an exception on your agreement to hold the security until we have disseminated to our institutional clients a recommendation that the security is rated "underperform." The Director also might grant limited exceptions for new employees with respect to securities purchased before joining us.

- With respect to securities you cover, you may purchase only securities that you rate "outperform," and you may sell only securities that you rate "underperform." You may neither buy nor sell securities that you rate "marketperform." To obtain an exemption from this policy, you will need the written approval of your supervisor and the Legal Department, which might consider such factors as the length of your holding period, the size of your holding in absolute terms and relative to your other holdings, and the reasons for the proposed trade.

- You may not trade options of any kind in securities you cover.

- You may not "short" securities you cover.




   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

OTHER SPECIAL RESTRICTIONS IMPOSED BY YOUR DEPARTMENT




         From time to time, any department in our firm may establish rules for personal trading that cover staff members in that department and that take into consideration the particular functions and duties of those staff members. Any personal trading rules issued by your department managers will be in addition to the rules in this Code.








   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

                               OTHER CONDUCT RULES




GIFTS

         The following policies do not apply to personal gifts between staff members, or to personal gifts between a staff member and a family member or personal friend that are given or received outside of a business related setting.

         GIFTS RECEIVED BY STAFF MEMBERS

         You may not accept any gift (including gifts of tickets to sporting events or theatre where the person providing the entertainment is not present) other than gifts of nominal value (under $100) from any one person in any one year. Under no circumstances may you accept a gift of cash.

         ENTERTAINING CLIENTS

         You may engage in normal and customary business entertainment (such as business meals, sporting events and shows) provided that you are present for the event.




   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

         GIFTS GIVEN BY STAFF MEMBERS

         You may not give or permit to be given anything of value, including gratuities, in excess of $100 per individual per year to any person where such payment or gratuity is in relation to the business of the recipient's employer. This limit applies, for example, to a gift of tickets to an event if you will not be accompanying the recipient to the event. The maximum is $50 if the recipient is a principal, officer or employee of the NYSE or its subsidiaries.

         You may give gifts of securities to charity, and we permit you to choose the securities you wish to give from any type of securities account. Please note the following regarding the charity's subsequent sale of those securities. If the charity's account is a managed account held at Bernstein, and the charity wishes to sell the gifted security, then the charity's account will compete equally (for allocation purposes) with the managed accounts of our other clients. If the charity's account is one for which you have the power to control the choice of securities to trade (and thus the charity's account is a brokerage account held at Bernstein), then the charity will be required to wait for client orders to be completed before selling the securities that it received from you.


         COMPENSATION TO CERTAIN EMPLOYEES OF OTHERS

         Bernstein is permitted by applicable regulations to pay for services of up to $200 per person per year to certain specified operations persons with the prior written consent of a Senior Vice President or Vice President of Operations. Such permitted recipients include a telephone clerk on the New York Stock Exchange floor who provides courtesy telephone relief to the Firm's floor clerk or handles orders for the Firm. Please refer to the Firm's Compliance Manual for detailed procedures regarding compensation of this type.





   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

FINANCIAL INTEREST

         You may not act on the firm's behalf in any transaction involving persons or entities with whom you or your family has any significant connection or financial interest without prior written approval from our Board of Directors. You should direct to the office of the General Counsel any requests for approval from the Board of Directors. For purposes of this policy, your family includes parents, parents-in-law, spouse, siblings, siblings-in-law, children, children-in-law, or a person to whom you provide material support.






AWARDING CONTRACTS

         We must award orders, contracts and commitments to suppliers strictly based on merit and without favoritism. The Legal Department must review and approve all contracts for goods or services before execution, and an authorized Firm officer must sign each contract. The officer signing the contract must provide a copy of the final, signed version to the Legal Department for retention.






   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

OUTSIDE DIRECTORSHIPS & OFFICERSHIPS AND OTHER OUTSIDE ACTIVITIES

         Whether or not in connection with your duties and responsibilities at Bernstein, you may not accept the following without prior written approval from the Board of Directors:

         - A directorship or officership of any company or organization (other than a charitable organization), regardless of whether you receive compensation, or

         - Outside employment or remuneration from any source for any services performed (for example, consulting fees or finder's fees).

You must submit any requests for such approval in writing to the General Counsel. In a rare instance in which we grant your request to serve as a board member of a public company, we may require that you be isolated from making any decisions for our clients with respect to investing in that company.

         You may not use the firm's name in connection with any outside activity without prior written approval from our Board of Directors. You must submit any request for approval in writing to the General Counsel.

NO RECOMMENDATION OR SALE OF PRODUCTS OTHER THAN BERNSTEIN PRODUCTS

         You may not recommend to clients that they participate in any securities transaction (including any private transaction) other than a Bernstein product. And, you may not receive "selling" or other compensation in connection with any securities transaction (including any private transaction) other than a Bernstein product.




   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

PROPRIETARY INFORMATION

         IDENTITY OF COMPANIES ON OUR RESTRICTED LISTS

         Our firm maintains lists of securities relating to companies for which we have agreed to participate in an underwriting, or about which we intend to publish a research recommendation. You may not disclose outside our Firm the identity of securities on these lists, since the fact that we have listed a security may signal the market that we know of a significant development which may affect the price of the security.

         CLIENTS' PROPRIETARY INFORMATION

         You must never disclose confidential business or personal information, including names of clients, client account balances, financial information obtained from a client, or anticipated changes in the management or financial condition of a client, outside the normal and necessary course of the firm's business. This policy does not preclude you from sharing information about a client with his or her lawyers, accountants or other advisors upon the client's request.

         OUR RESEARCH

         Our firm gathers and develops information that we use to service our clients. For example, our Institutional Research Analysts publish "Black Book" reports. You may not disclose this information outside the firm except as required to perform your job duties. Also, any material marked "Not for External Distribution," including research prepared by investment management research analysts, should not be distributed outside the firm.

         OTHER

         During the course of your employment, you may have access to information relating to our business, including information that provides our firm with a competitive advantage. This confidential information may include, for example, information relating to our investment strategies, our investment management processes or systems, our existing or anticipated corporate activity, our financial condition or performance, or compensation paid to our staff. You may not disclose confidential information to anyone outside Bernstein except in the course of the proper exercise of your job duties.





   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

RUMORS

         New York Stock Exchange rules, as well as our policy, prohibit the circulation of rumors concerning the affairs of any company, as well as the affairs of other NYSE member organizations, since rumors can influence securities prices. If a rumor comes to your attention, you must contact the Legal Department immediately and refrain from spreading the rumor.




COMMUNICATION WITH CLIENTS & THE PUBLIC

         Our Compliance Manual sets forth our policies and procedures regarding our communications with clients or other members of the public, with which you must comply. Also, you must comply with sections of our Compliance Manual governing our review of incoming and outgoing correspondence of certain staff members. In addition, when communicating with clients or the public, truthfulness and good taste are always required.





   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

REPORTABLE EVENTS INVOLVING STAFF MEMBERS

         We are required to notify regulatory authorities in the event that a staff member is involved in or is the subject of a "reportable event," for the most part when a staff member faces actual or potential disciplinary action or finds him or herself in some other kind of legal or regulatory trouble. While we are likely to become aware of certain types of reportable events in the course of our supervision of staff members, we may not necessarily be aware of all reportable events without your disclosure. In order to facilitate our firm's compliance with these requirements, you are required to notify the Legal Department immediately in the event you, or a person under your supervision, comes under scrutiny by our firm or any outside person or entity or engages in conduct warranting a higher level of supervisory oversight by our firm. For example, you must notify the our Legal Department if you, or a person under your supervision:

       - violates a law or regulation, or any agreement with or rule or standard of any government agency, self-regulatory organization or business or professional organization;

       - is the subject of any customer complaint;

       - is named as a defendant or respondent in any proceeding;

       - is denied registration or membership or is disciplined by any regulatory or self-regulatory organization;

       - makes any false or misleading statement, or omits a fact required to be disclosed, in connection with any matter involving a regulatory agency, whether in connection with an application, report, proceeding or otherwise;

       - is arrested, or is charged with, convicted of, pleads guilty to, or pleads no contest to, any criminal offense (other than minor traffic violations);

       - has any association with an entity or person which was disciplined, suspended, expelled or had its registration denied or revoked by any agency, jurisdiction or organization, or which was convicted of, or pleaded no contest to, any criminal offense;

       - makes a compromise with creditors, files a bankruptcy petition or is the subject of an involuntary bankruptcy petition;

       - is or may become the subject of any internal disciplinary action;

       - violates rules of our firm including this Code.




   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

                                 ADMINISTRATION


ANNUAL REPORT AND CERTIFICATION


         Annually, we will require you to certify on a form provided by the Legal Department that you have read and understand this Code and have complied with all applicable requirements. On the same form, we will require you to certify the accuracy of our records regarding any accounts or investments you control or influence outside of Bernstein and any outside business activities.

ONGOING SUPERVISORY OVERSIGHT


         The Legal Department and your department manager will receive information about your personal trading and will investigate any aberrational trading activity, trades that appear to violate this Code, or trades that otherwise raise the appearance of impropriety. In addition to our procedures for monitoring securities and commodities transactions and holdings, we also will, in connection with our supervisory responsibilities, endeavor to monitor your conduct to ensure compliance with other conduct rules in this Code.

EDUCATION & TRAINING


         We will periodically hold education and training programs in order to, among other things, highlight the requirements of this Code. You are required to attend the programs that we hold for you. In addition, if you are a "registered" staff member, you are responsible for your compliance with continuing education requirements of the regulatory authorities.

REPORTING OF VIOLATIONS


         All departments must promptly report to the Legal Department any violations of this Code. All departments should consult with the Legal Department before imposing any sanctions for violations.




   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

                                    SANCTIONS








         To ensure compliance with the letter and spirit of this Code and with all applicable laws, we reserve the right in our sole and absolute discretion to:

       - Cancel any trade with or without notice to you at your expense;

       - Require you to forfeit any profit you have made;

       - In the case of an approved outside account, instruct you to cancel the trade at your expense; and/or

       - Suspend or revoke your trading privileges at any time for violations of the letter or spirit of this Code or any applicable law, in addition to any other disciplinary action or sanction.

         If we discover a violation of this Code, we will respond appropriately, which may include sanctions such as a letter of censure and/or a fine, or suspension or termination of employment. Certain violations of this Code may also expose a staff member (as well as the Firm) to regulatory disclosure requirements, criminal prosecution and claims for damages.



   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

                         OVERSIGHT BY BOARD OF DIRECTORS

ESTABLISHMENT AND OVERSIGHT OF THIS CODE

         The Board of Directors has approved this Code of Ethics and is responsible for overseeing its operation, including but not limited to approving any amendments to this Code as may be necessary or appropriate in light of any violations of this Code and changing circumstances. In approving this Code of Ethics, our Board of Directors has determined that:


        - Personal investing by our staff members does not conflict with the interests of our clients provided that our staff members comply with the policies, procedures and restrictions set forth in this Code; and

        - In light of the nature of our business, this Code contains provisions reasonably necessary to prevent conflicts of interest between our staff members and our clients.

OUR ANNUAL REPORT AND CERTIFICATION TO THE BOARD

         At least once a year, we will provide the Boards of Directors of the Sanford C. Bernstein Fund, Inc. and any other registered investment companies for which we provide investment management services with a written report describing any issues arising under this Code of Ethics or related procedures since the last report, including, but not limited to:

        - Information about material violations of the Code or procedures, or violations that are material in the aggregate;

        - Sanctions imposed in response to those violations;

        - Information about any other significant conflicts of interest that arose involving our personal investment policies;

        - Procedures initiated or changes made to this Code since the last report; and

        - Amendments and modifications to the Code that we propose to make.

In connection with the annual report, we will also certify to each investment company's Board of Directors that we have adopted and implemented such procedures as we believe are reasonably necessary to prevent violations of this Code of Ethics.




   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

                                 RECORD-KEEPING


THE LEGAL DEPARTMENT IS RESPONSIBLE FOR:

         - Maintaining (or causing another department to maintain) copies of the initial holdings reports and annual certifications for at least five years after the end of the calendar year in which the report is made, the first two years in an easily accessible place.

         - Maintaining the original of each staff member memorandum requesting permission to conduct a trade in an outside account, each of which reflects the initials of the supervisor or other authorized person who approved the trade and the date of that approval, for at least five years after the end of the calendar year in which the memorandum was approved, the first two in an easily accessible place.

         - Maintaining copies of each broker trade confirmation for each transaction in approved outside accounts, if any, and a copy of each monthly or quarterly statement for those accounts, for at least five years after the end of the calendar year in which the information is provided, the first two years in an easily accessible place.

         - Maintaining (or causing another department to maintain) records of all persons, currently or within the past five years, required to make reports of holdings and/or account activity, and of the persons responsible for reviewing those reports, in an easily accessible place.

         - Maintaining records of all approvals of, and the rationale supporting, participations in IPOs, private placements and other investment opportunities of limited availability, for at least five years after the end of the calendar year in which the approval is granted.

         - Maintaining in an easily accessible place a current copy of this Code of Ethics and a copy of each Code of Ethics effective for the preceding five-year period.

         - Maintaining records of any violations of this Code and sanctions for such violations in an easily accessible place for at least five years after the end of the calendar year in which the violations occurred.

         - Maintaining copies of our reports to Boards of Directors regarding this Code for at least five years after the end of the calendar year in which they are made, the first two years in an easily accessible place.





   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.

THE BROKERAGE OPERATIONS DEPARTMENT IS RESPONSIBLE FOR:

         - Maintaining records of all trade order tickets for the trades at Bernstein in accounts controlled by staff members, each of which reflects the initials of the supervisor or other authorized officer who approved the trade and the date of that approval, for at least five years after the end of the calendar year in which the trade was effected, the first two years in an easily accessible place.

         - Maintaining copies of all brokerage statements for accounts at Bernstein controlled by staff members for at least five years after the end of the calendar month to which they pertain, the first two years in an easily accessible place.




   IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THIS CODE. PLEASE DIRECT ANY
     QUESTIONS ABOUT THIS CODE TO YOUR SUPERVISOR OR TO THE LEGAL DEPARTMENT.